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                                                                   EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Matrix Capital Corporation



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the 1996 Amended and Restated Employee Stock Option Plan and the 1996 Employee Stock Purchase Plan of Matrix Capital Corporation of our report dated May 30, 1997, with respect to the consolidated financial statements of Matrix Capital Corporation as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 included in the final prospectus of Matrix Capital Corporation dated September 24, 1997 and made a part, pursuant to Rule 424(b)(4), of the Registration Statement on Form S-1 (No. 333-34977) of Matrix Capital Corporation dated September 19, 1997, filed with the Securities and Exchange Commission.


                              /s/ ERNST & YOUNG LLP
                              -------------------------------
                              ERNST & YOUNG LLP

Phoenix, Arizona
September 26, 1997